UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Gritstone bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5959 Horton Street, Suite 300

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRTS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, Gritstone bio, Inc. (the “Company”) announced the appointments of Shefali Agarwal, M.D., M.P.H. and Naiyer A. Rizvi, M.D. to the Board of Directors of the Company effective on June 1, 2021. Dr. Rizvi was appointed to serve as a Class I director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. Dr. Agarwal was appointed as a Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. In addition, the Company announced the resignations of Tom Woiwode, Ph.D. and Nicholas Simon, directors of the Company since 2015, from the Board. Dr. Woiwode and Mr. Simon notified the Company of their intention to resign from the Board on May 28, 2021, effective as of June 1, 2021. The resignations of Dr. Woiwode and Mr. Simon were not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Mr. Simon’s resignation was to focus on his senior management role within Blackstone Life Sciences. Dr. Woiwode’s resignation was to focus on his Managing Director role within Versant Ventures.

In connection with resignations of Mr. Simon and Dr. Woiwode, Dr. Rizvi was appointed to the Audit Committee of the Board to fill Mr. Simon’s seat and Dr. Agarwal was appointed to the Compensation Committee of the Board to fill Dr. Woiwode’s seat.

As provided in the Company’s Non-Employee Director Compensation Program (as amended, the “Director Compensation Program”), Drs. Agarwal and Rizvi will receive an annual cash retainer of $40,000 per year and additional annual retainers for committee service as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021 (the “2021 Proxy Statement”). Under the Director Compensation Program, upon the effectiveness of their appointment, Drs. Agarwal and Rizvi were each automatically granted an option to purchase 25,000 shares of the Company’s common stock (the “Initial Option”) pursuant to the Company’s 2018 Incentive Award Plan (the “2020 Plan”). The Initial Option will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The exercise price per share of the Initial Option is equal to the fair market value of a share of the Company’s common stock on the grant date. The Company also entered into the Company’s standard indemnification agreement with each of Drs. Agarwal and Rizvi.

There are no arrangements or understandings between either Dr. Agarwal or Dr. Rizvi, on the one hand, and any other persons, on the other hand, pursuant to which either Dr. Agarwal or Dr. Rizvi was selected as a director of the Company. Neither Drs. Agarwal and Rizvi is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE BIO, INC.

Date: June 1, 2021	By:	/s/ Andrew Allen
Andrew Allen
President and Chief Executive Officer